The Korea Fund, Inc.

                                                345 Park Avenue (at 51st Street)
                                                        New York, New York 10154
                                                                  (800) 349-4281

                                                                 August 25, 1995

To the Stockholders:

     The Annual Meeting of Stockholders of The Korea Fund, Inc. (the "Fund") is to be held at 2:15 p.m., eastern time, on Wednesday, October 11, 1995, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. Stockholders who are unable to attend this meeting are strongly encouraged to vote by proxy, which is customary in corporate meetings of this kind. A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and an envelope--postage prepaid--in which to return your proxy are enclosed.

     At the Annual Meeting, the stockholders will elect three Directors, consider the ratification of the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants, consider the approval of the continuance of the Investment Advisory, Management and Administration Agreement between the Fund and its investment manager, Scudder, Stevens & Clark, Inc., and consider the approval of the continuance of the Research and Advisory Agreement between Scudder, Stevens & Clark, Inc. and its Korean adviser, Daewoo Capital Management Co., Ltd. In addition, the stockholders present will hear a report on the Fund. There will be an opportunity to discuss matters of interest to you as a stockholder.

     Your Fund's Directors recommend that you vote in favor of each of the foregoing matters.

Respectfully,

/s/Nicholas Bratt                                          /s/Juris Padegs
Nicholas Bratt                                             Juris Padegs
President                                                  Chairman of the Board

     STOCKHOLDERS ARE URGED TO SIGN THE PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

                              THE KOREA FUND, INC.

                    Notice of Annual Meeting of Stockholders

To the Stockholders of
The Korea Fund, Inc.:

     Please take notice that the Annual Meeting of Stockholders of The Korea Fund, Inc. (the "Fund") has been called to be held at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Wednesday, October 11, 1995 at 2:15 p.m., eastern time, for the following purposes:

     (1) To elect three Directors of the Fund to hold office for a term of three years or until their respective successors shall have been duly elected and qualified.

     (2) To ratify or reject the action taken by the Board of Directors in selecting Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending June 30, 1996.

     (3) To approve or disapprove the continuance of the Investment Advisory, Management and Administration Agreement between the Fund and Scudder, Stevens & Clark, Inc.

     (4) To approve or disapprove the continuance of the Research and Advisory Agreement between Scudder, Stevens & Clark, Inc. and Daewoo Capital Management Co., Ltd.

     The appointed proxies will vote on any other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the shares of common stock of the Fund at the close of business on August 4, 1995 are entitled to vote at the meeting or any adjournments thereof.

                                                        By order of the Board of
                                                        Directors,
                                                        Thomas F. McDonough,
                                                        Secretary

August 25, 1995

IMPORTANT--We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope which requires no postage and is intended for your convenience. Your prompt return of the enclosed proxy card may save the Fund the necessity and expense of further solicitations to ensure a quorum at the Annual Meeting. If you can attend the meeting and wish to vote your shares in person at that time, you will be able to do so.

                                 PROXY STATEMENT

                                     GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Korea Fund, Inc. (the "Fund") for use at the Annual Meeting of Stockholders, to be held at the offices of Scudder, Stevens & Clark, Inc. ("Scudder"), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Wednesday, October 11, 1995 at 2:15 p.m., eastern time, and at any adjournments thereof (collectively, the "Meeting").

     This Proxy Statement, the Notice of Annual Meeting and the proxy card are first being mailed to stockholders on or about August 25, 1995 or as soon as practicable thereafter. Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Fund, 345 Park Avenue, New York, New York 10154) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for each proposal referred to in the Proxy Statement.

     The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

     Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for proposals (1) and (2), which require the approval of a majority of shares voting at the Meeting. Abstentions and broker non-votes will have the effect of a "no" vote for proposals (3) and (4), which require the approval of a specified percentage of the outstanding shares of the Fund or of such shares present at the Meeting.

     Holders of record of the common stock of the Fund at the close of business on August 4, 1995 (the "Record Date") will be entitled to one vote per share on all business of the Meeting and any adjournments. There were 36,930,508 shares of common stock outstanding on the Record Date.

                            (1) ELECTION OF DIRECTORS

     Persons named in the accompanying proxy card intend, in the absence of contrary instructions, to vote all proxies in favor of the election of the three nominees listed below as Directors of the Fund (Class I) to serve for a term of three years, or until their successors are duly elected and qualified. All nominees have consented to stand for election and to serve if elected. If any such nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee.

Information Concerning Nominees

     The following table sets forth certain information concerning each of the three nominees as a Director of the Fund. Except for Mr. Patrick, each of the nominees is now a Director of the Fund. Unless otherwise noted, each of the nominees has engaged in the principal occupation listed in the following table for more than five years, but not necessarily in the same capacity.

Class I

Nominees to serve until 1998 Annual Meeting of Stockholders:

                          Present Office with the Fund, if any;                   Shares
                                 Principal Occupation or           Year First  Beneficially       Percent
                               Employment and Directorships        Became a       Owned             of
      Name (Age)                in Publicly Held Companies         Director   June 30, 1995 (1)    Class
- ---------------------     --------------------------------------  ----------  -----------------  --------

 Juris Padegs (63)*+      Chairman   of  the   Board;   Managing    1991           1,456         Less than
                          Director of Scudder,  Stevens & Clark,                                 1/4 of 1%
                          Inc. Mr.  Padegs  serves on the boards
                          of an  additional  27 funds managed by
                          Scudder.

 Chang-Hee Kim (58)*      Vice Chairman of the Board;  President    1990            ___             ___
                          and Chief  Executive  Officer,  Daewoo
                          Securities Co., Ltd. (1984-present).

 Hugh T. Patrick (65)     R.D.     Calkins      Professor     of     ___           12,575        Less than
                          International    Business,    Graduate                                 1/4 of 1%
                          School    of    Business,     Columbia
                          University;    Co-Director,    Pacific
                          Basin   Studies   Program,    Columbia
                          University;  Member, Center for Korean
                          Research,    East   Asian   Institute,
                          Columbia University;  Director,  Japan
                          Society;   Professor  of  Far  Eastern
                          Economics,  Yale University (1968-84).
                          Mr.  Patrick  currently  serves on the
                          board of one fund managed by Scudder.


Information Concerning Continuing Directors

     The Board of Directors is divided into three classes with each Director serving for a term of three years. The terms of Classes II and III do not expire this year. The following table sets forth certain information regarding the Directors in such classes.

Class II

Directors to serve until 1996 Annual Meeting of Stockholders:

                          Present Office with the Fund, if any;                   Shares
                                 Principal Occupation or           Year First  Beneficially       Percent
                               Employment and Directorships        Became a       Owned             of
      Name (Age)                in Publicly Held Companies         Director   June 30, 1995 (1)    Class
- ---------------------     --------------------------------------  ----------  -----------------  --------

 William H. Gleysteen,    President,  The Japan  Society,  Inc.;    1984            572          Less than
     Jr. (69)             Vice President of Studies,  Council on                                 1/4 of 1%
                          Foreign  Relations  (1987-1989);   and
                          United  States   Ambassador  to  Korea
                          (1978-1981).  Mr.  Gleysteen serves on
                          the boards of an  additional  11 funds
                          managed by Scudder.

 Robert W. Lear (78)      Executive-in-Residence,       Visiting    1984           1,095         Less than
                          Professor,     Columbia     University                                 1/4 of 1%
                          Graduate     School    of    Business;
                          Director,  Equitable  Capital Partners
                          Enhancement   Yield   Funds,    Welsh,
                          Carson,   Anderson  &  Stowe  (venture
                          capital  company).  Mr. Lear serves on
                          the  boards  of  an  additional   nine
                          funds managed by Scudder.

 Tai Ho Lee (72)          Chairman,  Imjung  Research  Institute    1984            ___             ___
                          (1992-present);  President  and  Chief
                          Executive  Officer,  Hanjin Investment
                          & Securities  Co.,  Ltd.  (1990-1991);
                          Chairman,  Daewoo  Capital  Management
                          Co.,   Ltd.   (1988-1990);   Chairman,
                          Daewoo     Securities     Co.,    Ltd.
                          (1983-1988);  Chairman and  President,
                          Daewoo Research Institute (1984-1988).


Class III

Directors to serve until 1997 Annual Meeting of Stockholders:

                          Present Office with the Fund, if any;                   Shares
                                 Principal Occupation or           Year First  Beneficially       Percent
                               Employment and Directorships        Became a       Owned             of
      Name (Age)                in Publicly Held Companies         Director   June 30, 1995 (1)    Class
- ---------------------     --------------------------------------  ----------  -----------------  --------

 Nicholas Bratt (47)*+   President;    Managing    Director   of    1984         2,296 (2)       Less than
                         Scudder,  Stevens  &  Clark,  Inc.  Mr.                                 1/4 of 1%
                         Bratt serves on the boards of an additional
                         13 funds managed by Scudder.

 Dr. Sang C. Lee (54)    President and Chief Executive  Officer,    1988            ___             ___
                         Spectron Corporation of America, LLC,
                         (technology company) (1994-present);
                         Chairman, International Cooperative
                         Ventures, Inc., (consulting company)
                         (1992-present); Chairman of the Boards,
                         Markwood, Inc., Hub City, Inc., Brocker
                         Manufacturing, Inc., (portfolio
                         companies of PITCAIRN GROUP L.P.) (1989-1992).

 Dr. Wilson Nolen (68)   Consultant;  Director,  Ecohealth, Inc.    1984         18,455 (3)      Less than
                         (biotechnology   company).   Dr.  Nolen                                 1/4 of 1%
                         serves on the  boards of an  additional
                         14 funds managed by Scudder.

 All Directors and Officers as a group                                         37,057 (4)(5)     Less than
                                                                                                 1/4 of 1%
- --------------------------

* Directors considered by the Fund and its counsel to be "interested persons" (which as used in this proxy statement is as defined in the Investment Company Act of 1940, as amended) of the Fund or of the Fund's investment manager or Korean adviser. Messrs. Bratt and Padegs are deemed to be interested persons because of their affiliation with the Fund's investment manager, Scudder, Stevens & Clark, Inc., or because they are Officers of the Fund or both. Mr. Kim is deemed to be an interested person because of his affiliation with the Fund's Korean adviser, Daewoo Capital Management Co., Ltd., which is a wholly owned subsidiary of Daewoo Securities Co., Ltd., or because he is an Officer of the Fund or both.

 + Messrs. Bratt and Padegs are members of the Executive Committee of the Fund.

     (1) The information as to beneficial ownership is based on statements furnished to the Fund by the Directors. Unless otherwise noted, beneficial ownership is based on sole voting and investment power.

     (2) Mr. Bratt's total includes 1,268 shares held by members of his family as to which he shares voting and investment power.

     (3)  Dr. Nolen's total includes 6,375 shares held in trust for his benefit.

     (4) Of which 29,414 shares are held with sole investment and voting power and 7,643 shares are held with shared investment or voting power.

     (5)  The total for the group includes 608 shares held by Mr. Robbins.

     Section 30(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), as applied to a fund, requires the fund's officers, directors, investment manager or adviser, affiliates of the investment manager or adviser, and persons who beneficially own more than ten percent of a registered class of the fund's outstanding securities ("Reporting Persons"), to file reports of ownership of the fund's securities and changes in such ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the fund with copies of all such filings.

     Based solely upon its review of the copies of such forms received by it, and written representations from certain Reporting Persons that no year-end reports were required for those persons, the Fund believes that during the fiscal year ended June 30, 1995, all filing requirements applicable to its Reporting Persons were complied with except that filings for the 1994 and 1995 fiscal year-end were not received on behalf of the Fund's Korean adviser, Daewoo Capital Management Co., Ltd. or its affiliate Daewoo Securities Co., Inc. (Korea).

     Certain accounts for which the Adviser acts as investment adviser owned 2,423,331 shares, in the aggregate, or 6.56% of the outstanding shares on June 30, 1995. The Adviser may be deemed to be a beneficial owner of such shares but disclaims any beneficial ownership in such shares.

     According to a filing with the SEC on Schedule 13G on March 28, 1995, BEA Associates, 153 East 53rd Street, New York, New York, reported (and disclaimed) beneficial ownership of 3,431,303 shares (11.6% of the Fund's outstanding stock) held in discretionary accounts managed by BEA Associates.

     Except as noted above, to the best of the Fund's knowledge, as of June 30, 1995, no other person owned beneficially more than 5% of the Fund's outstanding shares.

Emeritus Founding Director

     Sidney M. Robbins has chosen not to stand for re-election as a director of the Fund. The Board of Directors expects to elect him at the Meeting as Emeritus Founding Director. Emeritus directors are invited to attend all Board meetings and to participate in Board discussions, but are not entitled to vote on any matter presented to the Board.

Committees of the Board--Board Meetings

     The Board of Directors of the Fund met five times during the fiscal year ended June 30, 1995. Each Director attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which they served as regular members, except Mr. Tai Ho Lee who attended 71% of the meetings of the Board of Directors and related committees on which he serves.

     The Board of Directors, in addition to an Executive Committee, has an Audit Committee, a Valuation Committee and a Special Nominating Committee. The Executive and Valuation Committees consist of regular members, allowing alternates.

Audit Committee

     The Board has an Audit Committee consisting of those Directors who are not interested persons of the Fund, of Scudder, or of Daewoo Capital Management Co., Ltd. ("Noninterested Directors"), as defined in the 1940 Act, which met once during the Fund's last fiscal year. The Audit Committee reviews with management and the independent accountants for the Fund, among other things, the scope of the audit and the controls of the Fund and its agents, reviews and approves in advance the type of services to be rendered by independent accountants, recommends the selection of independent accountants for the Fund to the Board and in general, considers and reports to the Board on matters regarding the Fund's accounting and bookkeeping practices.

Nominating Committee

     The Board has a Special Nominating Committee consisting of Noninterested Directors. The Committee is charged with the duty of making all nominations for Noninterested Directors. Stockholders' recommendations as to nominees received by management are referred to the Committee for its consideration and action. The Committee most recently met on July 28, 1995 to consider and to nominate the nominees set forth above.

Executive Officers

     In addition to Messrs. Bratt, Padegs and Kim, who are Directors and Officers of the Fund, the following persons are Executive Officers of the Fund:


                                          Present Office with the Fund;                Year First Became
     Name (Age)                         Principal Occupation or Employment (1)            an Officer (2)
 ---------------------                  --------------------------------------            --------------
 Jerard K. Hartman (62)        Vice President; Managing Director of                            1986
                               Scudder, Stevens & Clark, Inc.
 Kun-Ho Hwang (44)             Vice President; Director, Planning Department of Daewoo         1984
                               Securities Co., Ltd.
 H. Jin Kim (45)               Vice President; President of Daewoo Securities                  1989
                               (America) Inc.
 David S. Lee (61)             Vice President; Managing Director of                            1984
                               Scudder, Stevens & Clark, Inc.
 John J. Lee (37)              Vice President; Vice President of                               1994
                               Scudder, Stevens & Clark, Inc.
 Thomas F. McDonough (48)      Secretary and Assistant Treasurer; Principal of                 1984
                               Scudder, Stevens & Clark, Inc.


                                          Present Office with the Fund;                Year First Became
     Name (Age)                         Principal Occupation or Employment (1)            an Officer (2)
 ---------------------                  --------------------------------------            --------------

 Pamela A. McGrath (41)        Treasurer; Principal of Scudder, Stevens & Clark, Inc.          1990

 Edward J. O'Connell (50)      Vice President and Assistant Treasurer; Principal of            1984
                               Scudder, Stevens & Clark, Inc.

 Dong Wook Park (48)           Vice President; General Manager, International                  1986
                               Department of Daewoo Capital Management Co., Ltd.

 Kathryn L. Quirk (42)         Vice President and Assistant Secretary; Managing                1991
                               Director of Scudder, Stevens & Clark, Inc.

 Coleen Downs Dinneen (34)     Assistant Secretary; Vice President of Scudder, Stevens         1992
                               & Clark, Inc.

 (1) Unless otherwise stated, all the Executive Officers have been associated with their respective companies for more than five years, although not necessarily in the same capacity.

 (2) The President, Treasurer and Secretary each hold office until his or her successor has been duly elected and qualified, and all other Officers hold offices at the pleasure of the Directors.

Transactions with and Remuneration of Directors and Officers

     The aggregate direct remuneration by the Fund of Directors not affiliated with Scudder or Daewoo Capital Management Co., Ltd. ("Daewoo") was $174,331, including expenses, during the fiscal year ended June 30, 1995. Each such unaffiliated Director currently receives fees, paid by the Fund, of $750 per Directors' meeting attended and an annual Director's fee of $6,000. Each Director also receives $250 per committee meeting attended (other than Audit Committee meetings, for which such Director receives a fee of $750). Scudder supervises the Fund's investments, pays the compensation and certain expenses of its personnel who serve as Directors and Officers of the Fund and receives a management fee for its services. Several of the Fund's Officers and Directors are also officers, directors, employees or stockholders of Scudder and participate in the fees paid to that firm (see "Investment Advisory, Management and Administration Agreement," page 10), although the Fund makes no direct payments to them other than for reimbursement of travel expenses in connection with the attendance of Board of Directors and committee meetings.

     Daewoo, which acts as Korean Adviser, pays the compensation and certain expenses of the personnel of Daewoo who serve as Directors or Officers of the Fund. (See "Research and Advisory Agreement," page 13.) The Fund will make no direct payments other than for reimbursement of travel expenses for one director, officer or employee of Daewoo or any of its affiliates who is not a resident in the United States and travel expenses of any other director, officer or employee of Daewoo or any of its affiliates who is a resident in the United States, in connection with the attendance of Board of Directors and committee meetings.

     The following Compensation Table provides, in tabular form, the following data:

Column (1): All Directors who receive compensation from the Fund.

Column (2): Aggregate compensation received by a Director from the Fund.

Columns (3) and (4): Pension or retirement benefits accrued or proposed to be paid by the Fund Complex. The Fund does not pay its Directors such benefits.

Column (5): Total compensation received by a Director from the Fund, plus compensation received from all funds for which a Director serves. The total number of funds from which a Director receives such compensation is also provided. Generally, compensation received by a Director for serving on the Board of a closed-end fund is greater than the compensation received by a Director for serving on an open-end fund.

                                   Compensation Table

                          for the year ended December 31, 1994
 ---------------------------------------------------------------------------------------------------------
            (1)                 (2)                 (3)                 (4)                (5)
            Name             Aggregate     Pension or Retirement     Estimated      Total Compensation
             of          Compensation    Benefits Accrued As      Annual Benefits   From the Fund and
           Person,           from the         Part of Fund             Upon           Fund Complex
           Position            Fund           Complex Expenses       Retirement      Paid to Director
 ---------------------------------------------------------------------------------------------------------
 William H. Gleysteen, Jr.,     $11,125             $3,804~             $3,000~            $110,213
 Director                                                                                 (12 funds)

 Robert W. Lear,                $11,125               N/A                 N/A              $62,875
 Director                                                                                 (10 funds)

 Dr. Sang C. Lee,               $11,125               N/A                 N/A              $11,125
 Director                                                                                  (1 fund)

 Tai Ho Lee,                    $10,375               N/A                 N/A              $10,375
 Director                                                                                  (1 fund)

 Dr. Wilson Nolen,              $11,125               N/A                 N/A              $132,023
 Director                                                                                 (15 funds)

 Sidney M. Robbins,             $11,125               N/A                 N/A              $11,125
 Director                                                                                  (1 fund)

 Hugh T. Patrick,                 N/A*                N/A                 N/A              $12,841
 Director nominee                                                                          (1 fund)
 ---------------------------------------------------------------------------------------------------------

+    Retirement   benefits  accrued  and  proposed  to  be  paid  as  additional compensation for serving on the Board of The Japan Fund, Inc.

* Mr. Patrick did not serve as a Director of the Fund during the calendar year ended December 31, 1994, and therefore received no compensation from the Fund.

Required Vote

     Election of each of the listed nominees for Director requires the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Your Fund's Directors recommend that stockholders vote in favor of each of the nominees.

   (2) RATIFICATION OR REJECTION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

     At a meeting held July 11, 1995, the Board of Directors of the Fund, including a majority of the Noninterested Directors, selected Coopers & Lybrand L.L.P. to act as independent accountants for the Fund for the fiscal year ending June 30, 1996. Coopers & Lybrand L.L.P. are independent accountants and have advised the Fund that they have no direct financial interest or material indirect financial interest in the Fund. One or more representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions posed by stockholders or management.

     The Fund's financial statements for the fiscal year ended June 30, 1995 were audited by Coopers & Lybrand L.L.P. In connection with its audit services, Coopers & Lybrand L.L.P. reviewed the financial statements included in the Fund's annual and semiannual reports and its filings with the SEC.

Required Vote

     Ratification of the selection of independent accountants requires the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Your Fund's Directors recommend that stockholders ratify the selection of Coopers & Lybrand L.L.P. as independent accountants.

          (3) AND (4) APPROVAL OR DISAPPROVAL OF THE CONTINUANCE OF THE INVESTMENT ADVISORY, MANAGEMENT AND ADMINISTRATION AGREEMENT
                     AND THE RESEARCH AND ADVISORY AGREEMENT

     Scudder, Stevens & Clark, Inc., 345 Park Avenue, New York, New York, acts as investment adviser to and manager and administrator for the Fund pursuant to an Investment Advisory, Management and Administration Agreement with the Fund dated as of October 14, 1994 (the "Management Agreement"). Daewoo Capital Management Co., Ltd. (the "Korean Adviser") acts as a Korean adviser to Scudder pursuant to the Research and Advisory Agreement (the "Research Agreement") with Scudder dated October 14, 1994. The Management and Research Agreements are collectively referred to as the "Agreements." At a meeting held on July 19, 1994, the Directors, including the Noninterested Directors, approved the terms of the current Agreements and their adoption subject to the approval by stockholders. The Agreements were subsequently approved by a vote of stockholders on October 13, 1994. At a meeting held on July 11, 1995, the Directors, including a majority of the Noninterested Directors, recommended that the stockholders approve the continuance of the Agreements.

     In considering the Agreements and recommending the approval by the stockholders, the Directors of the Fund, including the Noninterested Directors, considered the best interests of the stockholders of the Fund and, in light of their business judgment, took into account all such factors they deemed relevant.

     Such factors include the nature, quality and extent of the services furnished by Scudder to the Fund; the necessity of Scudder's maintaining and enhancing its ability to attract and retain capable personnel to serve the Fund; the experience of Scudder in the field of international investing; Scudder's profitability from advising the Fund; the investment record of Scudder in managing the Fund; comparative data as to investment performance, advisory and other fees, and expense ratios, particularly fees and expense ratios of funds with foreign investments, including single country funds, advised by Scudder and other investment advisers; the risks assumed by Scudder; the advantages and possible disadvantages to the Fund of having an adviser which also serves other investment companies as well as other accounts; possible benefits to Scudder from serving as adviser to the Fund; current and developing conditions in the financial services industry, including the entry into the industry of large and well-capitalized companies which are spending and appear to be prepared to continue to spend substantial sums to engage personnel and to provide services to competing investment companies; the financial resources of Scudder and the continuance of appropriate incentives to assure that Scudder will continue to furnish high quality services to the Fund; similar factors regarding the Korean Adviser to the extent applicable; the requirement of the Fund's license to invest in Korean securities that there be a Korean adviser for the Fund approved by the Korean Minister of Finance and Economy; the Korean Adviser's position as a leading firm in Korea in developing investment research capabilities; information submitted by the Korean Adviser as to revenues and expenses; information relating to the execution of portfolio transactions for the Fund by an affiliate of the Korean Adviser; and various other factors.

     In reviewing the terms of the Agreements and in discussions with Scudder and the Korean Adviser concerning such Agreements, the Noninterested Directors of the Fund have been advised and represented, at the Fund's expense, by their independent counsel, Ropes & Gray. Counsel for the Fund is Debevoise & Plimpton.

Required Vote

     Approval of the continuance of the Agreements requires the affirmative vote of a majority of the Fund's outstanding voting securities which, as used in this proposal, means (1) the holders of more than 50% of the outstanding shares of the Fund or (2) the holders of 67% or more of the shares present if more than 50% of the shares are present at the Meeting in person or by proxy, whichever is less. Because the Agreements were approved for the initial two years by the Directors, including the Noninterested Directors, and the stockholders, it is not required that the continuance of the Agreements be submitted to stockholders. Accordingly, if an affirmative vote of stockholders is not obtained, the Agreements will not terminate and will continue in effect pending consideration by the Directors of such further action as they may deem to be in the best interests of the stockholders of the Fund. Your Fund's Directors recommend that stockholders vote to approve the continuance of the Agreements.

Investment Advisory, Management and Administration Agreement

     The Management Agreement by its terms will remain in effect for a period of two years from October 14, 1994 and will continue in effect from year to year thereafter if such continuance is specifically approved at least annually by the affirmative vote of a majority of the Noninterested Directors cast in person at a meeting called for the purpose of voting on such approval and by either the vote of a majority of all the Directors or a majority of the Fund's outstanding voting securities, as defined above. The Management Agreement may be terminated on 60 days' written notice, without penalty, by the Directors, by the vote of the holders of a majority of the Fund's outstanding voting securities, or by Scudder, and automatically terminates in the event of its assignment, as defined in the 1940 Act.

     Under  the  Management   Agreement,   Scudder  regularly  makes  investment
decisions, makes available research and statistical data and supervises the acquisition and disposition of securities by the Fund, all in accordance with the Fund's investment objective and policies and in accordance with guidelines and directions from the Fund's Board of Directors. Scudder assists the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors. Scudder maintains or causes to be maintained for the Fund all books and records required to be maintained under the 1940 Act and furnishes or causes to be furnished all required reports or other information under Korean securities laws, to the extent such books, records and reports and other information are not maintained or furnished by the Fund's custodian or other agents. Scudder also supplies office space in New York and furnishes clerical services in the United States related to research, statistical and investment work. Scudder renders to the Fund administrative services such as preparing reports to and meeting materials for the Fund's Board of Directors and reports and notices to stockholders; preparing and making filings with the SEC and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund's Registration Statement; providing assistance in certain accounting and tax matters and investor and public relations; monitoring the valuation of portfolio securities, calculation of net asset value and calculation and payment of distributions to stockholders; and overseeing arrangements with the Fund's custodian, including the maintenance of books and records of the Fund. In addition, Scudder pays the reasonable salaries, fees and expenses of the Fund's Officers and employees, and any fees and expenses of the Fund's Directors, who are directors, officers or employees of Scudder, except that the Fund bears travel expenses (or an appropriate portion thereof) of Directors and Officers of the Fund who are directors, officers or employees of Scudder, to the extent that such expenses relate to attendance at meetings of the Fund's Board of Directors or any committees thereof.

     The Fund pays or causes to be paid all of its other expenses, including among other things: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including overhead or employee costs of Scudder or of any one or more organizations retained by the Fund or by Scudder as a Korean adviser of the Fund); legal expenses; auditing and accounting expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred in connection with membership in investment company trade organizations; fees and expenses of the Fund's custodians, subcustodians, transfer agents, and registrars; payment for portfolio pricing or valuation services to a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for sale; freight, insurance and other charges in connection with the shipment of Fund's portfolio securities; brokerage commissions or other costs of acquiring of disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; expenses relating to the Dividend Reinvestment and Cash Purchase Plan; costs of stationery; litigation expenses; and costs of stockholders' and other meetings.

     For its services, Scudder receives a monthly fee, payable in United States dollars, at the annual rate of 1.15% of the Fund's month end net assets up to and including $50 million; 1.10% of such assets on the next $50 million; 1.00% of such assets on the next $250 million; 0.95% of such net assets on the next $400 million; and 0.90% of such assets in excess of $750 million. For the fiscal year ended June 30, 1995, the aggregate fee incurred by the Fund for the services of Scudder was $6,260,081, which includes a fee payable to the Korean Adviser as described in the section entitled "Research and Advisory Agreement."

     Under the Management Agreement, Scudder is permitted to provide investment advisory services to other clients, including clients which may invest in securities of Korean issuers. In providing such services, Scudder may use information furnished by the Korean Adviser or others. Conversely, information furnished by others to Scudder in providing services to other clients may be useful to Scudder in providing services to the Fund.

     The Management Agreement provides that Scudder shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Scudder in the performance of its duties or from reckless disregard by Scudder of its obligations and duties under the Management Agreement.

     The Fund's license to invest in Korean securities provides that, should Scudder's services be terminated for any reason, the Fund must appoint a subsequent investment manager, subject to approval by the Minister of Finance and Economy, within 120 days following such termination. The license provides that such approval will not be unreasonably withheld, but that the Minister of Finance and Economy will revoke the license if the Minister determines that the Fund has not sought in good faith to appoint a successor investment manager reasonably acceptable to the Minister. In the event such license is terminated, the Board of Directors will consider appropriate actions, including termination of the Fund and liquidation of its assets.

Investment Manager

     Scudder is a Delaware corporation. Daniel Pierce* is the Chairman of the Board of Scudder. Edmond D. Villani# is the President of Scudder. Stephen R. Beckwith#, Lynn S. Birdsong#, Nicholas Bratt#, Linda C. Coughlin#, Margaret D. Hadzima*, Jerard K. Hartman#, Richard A. Holt@, Dudley H. Ladd*, Douglas M. Loudon#, John T. Packard~, Juris Padegs# and Cornelia M. Small# are the other members of the Board of Directors of Scudder. The principal occupation of each of the above named individuals is serving as a Managing Director of Scudder.

     All of the outstanding voting and nonvoting securities of Scudder are held of record by Stephen R. Beckwith, Juris Padegs, Daniel Pierce and Edmond D. Villani in their capacity as the representatives (the "Representatives") of the beneficial owners of such securities, pursuant to a Security Holders' Agreement among Scudder, the beneficial owners of securities of Scudder and such Representatives. Pursuant to the Security Holders' Agreement, the Representatives have the right to reallocate shares among the beneficial owners from time to time. Such reallocations will be at net book value in cash transactions. All Managing Directors of Scudder own voting and nonvoting stock and all Principals own nonvoting stock.

     Messrs. Padegs and Bratt, who are Officers and Directors of the Fund, are Managing Directors of Scudder. In addition, the following directors and officers of Scudder or the Korean Adviser or its affiliate are Officers of the Fund in the following capacities: Jerard K. Hartman, Kun-Ho Hwang, H. Jin Kim, David S. Lee, John J. Lee and Dong Wook Park, Vice Presidents; Kathryn L. Quirk, Vice President and Assistant Secretary; Pamela A. McGrath, Treasurer; Edward J. O'Connell, Vice President and Assistant Treasurer; Thomas F. McDonough, Secretary and Assistant Treasurer; and Coleen Downs Dinneen, Assistant
Secretary. Messrs. Hartman and David S. Lee, and Ms. Quirk are Managing Directors and Messrs. McDonough and O'Connell and Ms. McGrath are Principals of Scudder. Ms. Dinneen and Mr. John J. Lee are Vice Presidents of Scudder.

- ---------------------------
*  Two International Place, Boston, Massachusetts
#  345 Park Avenue, New York, New York
+  101 California Street, San Francisco, California
@  Two Prudential Plaza, 180 North Stetson, Suite 5400, Chicago, Illinois

     Scudder or an affiliate manages in excess of $90 billion in assets for individuals, mutual funds and other organizations. The following are other open- or closed-end mutual funds with investment objectives similar to the Fund, for which Scudder provides investment management:


                                     Total Net Assets as of      Management Compensation
                                        July 31, 1995         on an Annual Basis Based on the
               Name                     (000 omitted)         Value of Average Daily Net Assets
           ----------------          ----------------------   ---------------------------------

Scudder Pacific Opportunities Fund,       $434,400           1.10%.
 Inc.


 The Japan Fund, Inc.                      $533,900           0.85  of 1% of  the  first  $100  million  of
                                                              average  daily  net  assets;  0.75  of  1% on
                                                              assets in excess  of $100  million  up to and
                                                              including $300 million;  0.70 of 1% on assets
                                                              in   excess  of  $300   million   up  to  and
                                                              including $600 million;  0.65 of 1% on assets
                                                              in excess of $600  million.  Scudder pays The
                                                              Nikko  International  Capital Management Co.,
                                                              Ltd. for  investment  and  research  services
                                                              0.10  of  1% on  average  daily  net  assets,
                                                              payable during fiscal year 1995.


                                     Total Net Assets as of      Management Compensation
                                        July 31, 1995         on an Annual Basis Based on the
               Name                     (000 omitted)         Value of Average Weekly Net Assets
           ----------------          ----------------------   ----------------------------------

 Scudder New Asia Fund, Inc.*              $145,600           1.25%;  1.15% on net  assets in excess of $75
                                                              million;  1.10% on net  assets  in  excess of
                                                              $200 million.

 *   This fund is not subject to state imposed expense limitations.

     Directors, officers and employees of Scudder from time to time may have transactions with various banks, including the Fund's custodian bank. It is Scudder's opinion that the terms and conditions of those transactions that have occurred were not influenced by existing or potential custodial or other Fund relationships.

Research and Advisory Agreement

     The Research Agreement by its terms will remain in effect for a period of two years from October 14, 1994 and will continue in effect from year to year thereafter if such continuance is specifically approved at least annually by the affirmative vote of a majority of the Noninterested Directors and by either a majority of all of the Directors, or by a majority of the outstanding voting securities of the Fund, as defined on page 9 of this Proxy Statement. The Research Agreement may be terminated on 60 days' written notice, without penalty, by the Board of Directors, the vote of holders of a majority of the outstanding voting securities of the Fund or by the Korean Adviser, and automatically terminates in the event of its assignment, as defined in the 1940 Act.

     Under the Research Agreement, the Korean Adviser has agreed to furnish Scudder such information, investment recommendations, advice and assistance as Scudder shall from time to time reasonably request. The Korean Adviser has agreed to maintain within its organization a separate staff to furnish such services exclusively to Scudder. The Korean Adviser has agreed to pay the fees and expenses of any Directors or Officers of the Fund who are directors, officers, of employees of the Korean Adviser or any of its affiliates, except that the Fund bears the travel expenses of one director, officer or employee of the Korean Adviser or any of its affiliates who is not a resident in the United States to the extent that such expenses relate to attendance as a Fund Director at meetings of the Board of Directors held in the United States and also bears the travel expenses of any director, officer or employee of the Korean Adviser or any of its affiliates who is resident in the United States to the extent such expenses relate to attendance as a Fund Director at meetings of the Board of Directors held outside the United States.

     For its services, the Korean Adviser receives from Scudder a monthly fee in United States dollars at the annual rate of 0.2875% of the Fund's month end net assets up to and including $50 million; 0.2750% of such net assets on the next $50 million; 0.2500% of such net assets on the next $250 million; 0.2375% of such net assets on the next $400 million; and 0.2250% of such net assets in excess of $750 million. For the fiscal year ended June 30, 1995, the aggregate fee paid by Scudder to the Korean Adviser amounted to $248,364.

     Information from the Korean Adviser is evaluated by Scudder's research department and portfolio managers, in light of their own expertise and information from other sources, in making investment decisions for the Fund.

     The Research Agreement provides that the Korean Adviser shall not be liable for any act or omission in the course of, connected with or arising out of any services rendered under the Research Agreement except by reason of willful misfeasance, bad faith or gross negligence on the part of the Korean Adviser or by reason of reckless disregard by the Korean Adviser of its obligations and duties under the Research Agreement.

     The Fund's license to invest in Korean securities provides that, should the Korean Adviser's services be terminated for any reason, Scudder must appoint a subsequent Korean adviser, subject to approval by the Minister of Finance and Economy, within 120 days following such termination. The license provides that such approval will not be unreasonably withheld, but that the Minister of Finance and Economy will revoke the license if the Minister determines that Scudder has not sought in good faith to appoint a successor Korean adviser reasonably acceptable to the Minister. In the event such license is terminated, the Board of Directors will consider appropriate actions, including termination of the Fund and liquidation of its assets.

Korean Adviser

     The Korean Adviser, an investment adviser registered under the United States Investment Advisers Act of 1940, was organized in February 1988 under the laws of the Republic of Korea. The Korean Adviser is wholly owned by Daewoo Securities Co., Ltd., Daewoo Securities Building, 34-3 Youido-dong, Yongdung po-gu, Seoul, Korea, the largest Korean securities firm in terms of paid-in capital and revenues in 1994 and an underwriter in the Fund's first four public offerings. Daewoo Securities Co., Ltd. is affiliated with Daewoo Corporation, a conglomerate headquartered in Seoul, Korea. Daewoo Corporation and certain affiliates of Daewoo Corporation own approximately 13.17% of Daewoo Securities Co., Ltd.

     The Korean Adviser has the following Board of Directors:

        Name and Position
     with the Korean Adviser           Principal Occupation                    Address
     -----------------------           --------------------          --------------------------

        Jay-Hee Chun                   President,                    Kangsun Apt. 604-101
        President                      Daewoo Capital                Juyup-dong 50, Koyang City
                                       Management Co., Ltd.          Kujungki-do

        Chungnam Myoung                Managing Director,            Kalhyun-dong
        Executive Director             Daewoo Capital                521-30 Eunpyung-gu
                                       Management Co., Ltd.          Seoul

        Sung-Kyu Kim                   Auditor,                      Chungkok 4-dong
        Auditor                        Daewoo Capital                73-75 3/4
                                       Management Co., Ltd.          Sungdong-gu, Kwangjin-gu
                                                                     Seoul

Brokerage Commissions on Portfolio Transactions

     To the maximum extent feasible, Scudder places orders for portfolio transactions through Scudder Investor Services, Inc. (the "Distributor") (a corporation registered as a broker/dealer and a wholly-owned subsidiary of Scudder), which in turn places orders on behalf of the Fund with issuers, underwriters or other brokers and dealers. The Distributor receives no commissions, fees or other remuneration from the Fund for this service. Allocation of portfolio transactions will be supervised by Scudder.

     During the fiscal year ended June 30, 1995, Daewoo Securities Co., Ltd. ("Daewoo Securities"), with respect to portfolio transactions for the Fund, was paid $74,082, which amounted to 16.06% of total brokerage commissions paid. The Fund's Korean Adviser is a subsidiary of Daewoo Securities.

Other Matters

     The Board of Directors does not know of any matters to be brought before the Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote on any other business that properly comes before the Meeting or any adjournments thereof in accordance with their best judgment.

Miscellaneous

     Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by Officers of the Fund or personnel of Scudder. The Fund has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey, 07072-2586 to assist in the proxy solicitation. The cost of their services is estimated at $5,000. The expenses connected with the solicitation of the proxies and with any further proxies which may be solicited by the Fund's Officers or Corporate Investor Communications, Inc., in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers and other persons holding the Fund's shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

     In the event that sufficient votes in favor of any proposal set forth in the Notice of Meeting are not received by October 11, 1995, the persons named as appointed proxies on the enclosed proxy card may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as appointed proxies on the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

Stockholder Proposals

     Any proposal by a stockholder of the Fund intended to be presented at the 1996 meeting of stockholders of the Fund must be received by Thomas F. McDonough, Secretary of the Fund, c/o Scudder, Stevens & Clark, Inc., at 345 Park Avenue, New York, New York 10154, not later than April 26, 1996.

By order of the Board of Directors,

Thomas F. McDonough
Secretary

345 Park Avenue
New York, New York 10154

August 25, 1995

PROXY                                                      THE KOREA FUND, INC.                         PROXY

                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                          Annual Meeting of Stockholders--October 11, 1995

     The  undersigned  hereby  appoints  Juris Padegs,  Chang-Hee Kim and Sidney M. Robbins and each of them,  the proxies for the undersigned,  with the power of  substitution to each of them, to vote all shares of The Korea Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of  Stockholders  of The Korea Fund,  Inc. to be held at the offices of Scudder,  Stevens &
Clark,  Inc., 25th Floor,  345 Park Avenue (at 51st Street),  New York, New York 10154, on October 11, 1995 at 2:15 p.m.,  eastern time, and at any adjournments thereof.


Unless otherwise specified in the squares provided, the undersigned's vote will be cast "FOR" each numbered item listed below.


1.       The election of Directors;

               FOR all nominees listed below                                     WITHHOLD AUTHORITY
               (except as marked to the contrary below) []                       to vote for all nominees listed below  []

        Nominees: Juris Padegs, Chang-Hee Kim, Hugh T. Patrick

(INSTRUCTION To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2.   Ratification of the selection of Coopers & Lybrand L.L.P. as independent
     accountants;                                                                    FOR []    AGAINST []     ABSTAIN []

3.   Approval of the continuance of the Investment Advisory, Management and Administration
     Agreement between the Fund and Scudder, Stevens & Clark, Inc.                   FOR []    AGAINST []     ABSTAIN []

4.   Approval of the continuance of the Research and Advisory Agreement between Daewoo
     Capital Management Co., Ltd., and Scudder Stevens & Clark, Inc.;                FOR []    AGAINST []     ABSTAIN []

In their discretion on any other business which may properly come before the Meeting or any adjournments thereof.

                                                                 Please sign  exactly as your name or names appear.  When signing as your attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                 ___________________________________________________________________
                                                                                      (Signature of Stockholder)


                                                                 ___________________________________________________________________
                                                                                     (Signature of joint owner, if any)

                                                                 Date_________________________________________________________, 1995



                                        PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                                                       NO POSTAGE IS REQUIRED